CONSENT OF INDEPENDENT ACCOUNTANTS





  The  Shareholder and Board of Directors
  Kirr, Marbach Partners Value Fund:


  We consent to the use of our report and the reference to our firm under the heading
  "Independent Accountants" in the Statement of Additional Information.


                               /s/  KPMG Peat Marwick LLP

  Milwaukee, Wisconsin
  December 8, 1998